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                                                                   EXHIBIT 99.1

Below each General Partner's name is a list of the limited partnerships, other than the Registrant, for which the General Partner serves as a general partner and the companies for which the General Partner serves as a director. The list includes only those limited partnerships and companies which have a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 or are subject to the requirements of Section 15(d) of the Act.


Gregory J. Nooney, Jr.
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Limited Partnerships:

    Nooney Real Property Investors-Four, L.P.  Nooney Income Fund Ltd., L.P.
                                               Nooney Income Fund Ltd. II, L.P.

Directorships:

    Nooney Realty Trust, Inc.


John J. Nooney
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Limited Partnerships:

    Nooney Real Property Investors-Four, L.P.  Nooney Income Fund Ltd., L.P.
                                               Nooney Income Fund Ltd. II, L.P.

Nooney Investors, Inc.
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    None